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                                                                    EXHIBIT 23.3

                   CONSENT OF TOWNSEND AND TOWNSEND AND CREW
                             PALO ALTO, CALIFORNIA

     We hereby consent to the reference to our firm under the captions "Risk Factors -- Uncertainty Regarding Patents and Protection of Proprietary Technology," "Business -- Intellectual Property Rights" and "Experts" in the Registration Statement on Form S-1 and related Prospectus of Cymer, Inc. (File
No. 333-          ) for the registration of its Common Stock.

                                            TOWNSEND AND TOWNSEND AND CREW

                                            By:

Palo Alto, California
July 17, 1996